Exhibit 10.12

RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (this “Agreement”) is made and entered into as of _______________ (the “Grant Date”) by and between EUPEC International Group Limited, a Cayman Islands company (the “Company”), and ____________ (the “Grantee”).

BACKGROUND

WHEREAS, the Company has adopted the EUPEC International Group Limited 2025 Equity Incentive Plan, as amended (the “Plan”) pursuant to which Awards of Restricted Share Units may be granted; and

WHEREAS, the Administrator has determined that it is in the best interests of the Company and its shareholders to grant the Award of Restricted Share Units provided for herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Share Units. Pursuant to Section 8 of the Plan, the Company hereby grants to the Grantee on the Grant Date an Award of ___________ Restricted Share Units (the “RSUs”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan. Each RSU represents the right to receive one Share upon vesting of such RSU.

2. Consideration. The grant of the RSUs is made in consideration of the services rendered or to be rendered by the Grantee to the Company.

3. Vesting.

3.1. The RSUs will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth below. The RSUs which have vested and are no longer subject to forfeiture are referred to as “Vested RSUs.” All RSUs which have not become Vested RSUs are referred to as “Nonvested RSUs.”

●	[vesting schedule]

●	[vesting schedule]

3.2. Except as otherwise provided herein, if the Grantee’s service with the Company terminates for any reason other than Grantee’s (a) death, (b) Disability, or (c) Retirement, any Nonvested RSUs will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. In the event of the Grantee’s death or if the Grantee’s employment by or service to the Company is terminated for Disability or Retirement, all Nonvested RSUs shall become fully vested and no longer such just to forfeiture upon the date of such event. “Retirement” means the Grantee’s retirement from Company employ as determined in accordance with the policies of the Company or its Affiliates in good faith by the Board, which determination will be final and binding on all parties concerned.

4. Payment Upon Vesting.

4.1. As soon as administratively practicable following the vesting of any RSUs pursuant to Section 3 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Grantee (or any transferee permitted under Section 7 hereof) a number of Shares, either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion, equal to the number of RSUs subject to this award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 3 hereof.

4.2. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by the Grantee of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of Shares. Such payment shall be made by deduction from other compensation payable to the Grantee or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:

(a) cash or check;

(b) surrender of Shares (including, without limitation, Shares otherwise issuable under the RSUs) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(c) other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that the Grantee has placed a market sell order with a broker with respect to Shares then issuable under the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

The Company shall not be obligated to deliver any new certificate representing Shares to the Grantee or the Grantee’s legal representative or enter such Shares in book entry form unless and until the Grantee or the Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local or foreign taxes applicable to the taxable income of the Grantee resulting from the grant or vesting of the RSUs or the issuance of Shares.

5. Conditions to Delivery of Shares.

5.1. Subject to Section 3, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a) the admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) the receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4 hereof; and

(e) the lapse of such reasonable period of time following the vesting of any RSUs as the Administrator may from time to time establish for reasons of administrative convenience.

6. Grant is Not Transferable. Subject to any exceptions set forth in this Agreement or the Plan, until the Shares underlying the RSUs have been issued, and any restrictions applicable to such Shares have lapsed, the RSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto shall be wholly ineffective.

7. No Rights as Shareholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder. No adjustment will be made for a dividend or other right for which the record date is prior to the date of such entry.

8. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or any of its Affiliates to terminate at will the Grantee’s employment or terminate the Grantee’s service at any time, with or without Cause.

9. Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, if required, the RSUs shall be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.

10. Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all Applicable Laws. No Shares shall be issued or transferred unless and until any then applicable requirements of Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal executive offices as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Grantee. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

13. Interpretation. The RSUs are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Administrator will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and the Grantee.

14. RSUs Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the RSUs in this Agreement does not create any contractual right or other right to receive any RSUs, Shares or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment or service relationships with the Company.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and the Plan, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Amendment; Waiver. The Administrator has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the RSUs or disposition of the underlying Shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

21. Undertaking. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement.

22. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

23. Clawback. Pursuant to Section 20 of the Plan, the award and any Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or adopted by the Company thereafter, including, without limitation, the Company’s policy for the recovery of erroneously awarded compensation, or any other equivalent policy then in effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date set forth above.

COMPANY:

EUPEC International Group Limited

By:
Name:
Title:

Address:

GRANTEE:

(Signature)

(Name)

Address:

SSN: